Exhibit 4.4

GENESIS ENERGY, L.P.,
GENESIS ENERGY FINANCE CORPORATION
and
the Guarantors named herein

5¾% SENIOR NOTES DUE 2021
TWELFTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE
DATED AS OF MARCH 10, 2016
U.S. BANK NATIONAL ASSOCIATION,
Trustee

Exhibit 4.4

This TWELFTH SUPPLEMENTAL INDENTURE, dated as of March 10, 2016 (this “Twelfth Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, the party identified under the caption “New Guarantor” on the signature pages hereto (the “New Guarantor”) and U.S. Bank National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of February 8, 2013, as supplemented by the First Supplemental Indenture, dated as of February 19, 2014, the Second Supplemental Indenture, dated as of May 7, 2014, the Third Supplemental Indenture, dated as of October 15, 2014, the Fourth Supplemental Indenture, dated as of December 17, 2014, the Fifth Supplemental Indenture, dated as of January 22, 2014, the Sixth Supplemental Indenture, dated as of February 19, 2015, the Seventh Supplemental Indenture, dated as of February 19, 2015, the Eighth Supplemental Indenture, dated as of June 26, 2015, the Ninth Supplemental Indenture, dated as of July 15, 2015, the Tenth Supplemental Indenture, dated as of September 22, 2015, and the Eleventh Supplemental Indenture, dated as of December 11, 2015 (as so supplemented, the “Indenture”), pursuant to which the Issuers have issued $350,000,000 in the aggregate principal amount of 5¾% Senior Notes due 2021 (the “Notes”);
WHEREAS, Section 9.01(7) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things necessary to make this Twelfth Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01. This Twelfth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02. This Twelfth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantor and the Trustee.
ARTICLE 2
From this date, in accordance with Section 4.13 or 10.03 of the Indenture and by executing this Twelfth Supplemental Indenture, the New Guarantor shall be subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Twelfth Supplemental Indenture. This Twelfth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in

Exhibit 4.4

the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04. The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

Exhibit 4.4

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, all as of the date first written above.
ISSUERS
GENESIS ENERGY, L.P.
By:    Genesis Energy, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer
GUARANTORS
GENESIS CRUDE OIL, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS CO2 PIPELINE, L.P.
GENESIS NATURAL GAS PIPELINE, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:    GENESIS ENERGY, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.4

GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC
DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES, LLC
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
PRONGHORN RAIL SERVICES, LLC
GENESIS BR, LLC
BR PORT SERVICES, LLC
CASPER EXPRESS PIPELINE, LLC

AP MARINE, LLC
TBP2, LLC
GEL PRCS, LLC
POWDER RIVER EXPRESS, LLC
POWDER RIVER OPERATING, LLC
GEL TEXAS PIPELINE, LLC
THUNDER BASIN HOLDINGS, LLC
THUNDER BASIN PIPELINE, LLC
ANTELOPE REFINING, LLC
POWDER RIVER CRUDE SERVICES, LLC
GENESIS OFFSHORE HOLDINGS, LLC
GENESIS SAILFISH HOLDINGS, LLC
GENESIS POSEIDON HOLDINGS, LLC
CAMERON HIGHWAY OIL PIPELINE COMPANY, LLC
CAMERON HIGHWAY PIPELINE GP, L.L.C.
FLEXTREND DEVELOPMENT COMPANY, L.L.C.
GEL DEEPWATER, LLC
GEL IHUB, LLC
GENESIS DEEPWATER HOLDINGS, LLC
GENESIS GTM OFFSHORE OPERATING COMPANY, LLC
GENESIS IHUB HOLDINGS, LLC
GENESIS SMR HOLDINGS, LLC
HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
MANTA RAY GATHERING COMPANY, L.L.C.
MATAGORDA OFFSHORE, LLC
POSEIDON PIPELINE COMPANY, L.L.C.
SAILFISH PIPELINE COMPANY, L.L.C.
SEAHAWK SHORELINE SYSTEM, LLC
SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.
GENESIS TEXAS CITY TERMINAL, LLC

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.4

GEL CHOPS I, L.P
GEL CHOPS II, L.P.

By:    GEL CHOPS GP, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

CAMERON HIGHWAY PIPELINE I, L.P.
By:    CAMERON HIGHWAY PIPELINE GP, L.L.C.,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.4

NEW GUARANTOR

DEEPWATER GATEWAY, L.L.C.

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.4

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Steven A. Finklea

Name:	Steven A. Finklea, CCTS

Title:	Vice President

[Signature Page to Twelfth Supplemental Indenture]